Exhibit 5.1

February 3, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:	Trellis Earth Products, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1, Registration No. 333-176970 (the “Registration Statement”) filed with the Securities and Exchange Commission by Trellis Earth Products, Inc., a Nevada corporation (the “Company”), under the Securities Act of 1933, as amended (the “Act”), covering the (i) best efforts public offering of (a) 6,666,666 shares of the Company's common stock, par value $0.001 per share (the “Public Offering Shares”), and (b) warrants to purchase up to 6,666,666 shares of common stock, consisting of 3,333,333 warrants with an exercise price of $1.25 per share and 3,333,333 warrants with an exercise price of $1.75 (collectively, the “Warrants”) and (ii) resale of 150,000 shares of the Company’s common stock, par value $0.001, by the selling stockholders named in the Registration Statement (the “Resale Shares”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Based upon the foregoing, we are of the opinion that:

1. The Public Offering Shares, when issued and sold in accordance with and in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

2. The Warrants, when issued and sold in accordance with and in the manner described in the Registration Statement, will be a valid and binding obligation of the Company.

3. The shares of common stock issuable upon exercise of the Warrants, when issued, delivered, sold and paid for upon exercise of the Warrants, as contemplated by the Warrants and the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

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4. The Resale Shares are duly authorized, validly issued, fully paid and nonassessable.

We are opining solely on (i) with respect to the opinions expressed in paragraphs (1), (3) and (4) above, all applicable statutory provisions of Nevada corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Constitution of the State of Nevada and all applicable judicial and regulatory determinations, and (ii) with respect to the opinions expressed in paragraph (2) above, the laws of the State of New York.

In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' and debtors' rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); (b) no opinion is expressed herein as to compliance with any federal or state consumer protection or antitrust laws, rules, or regulations, or any municipal or local laws and ordinances; (c) no opinion is expressed herein as to the enforceability of the indemnification provisions contained in any agreement, to the extent such provisions may be unenforceable under federal or state securities laws; (d) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws; (e) no opinion is expressed herein as to federal and state laws, regulations and policies concerning (i) a national or local emergency, (ii) possible judicial deference to acts of sovereign states, (iii) civil and criminal forfeiture laws, (iv) conscionability or other provisions that might violate public policy or (v) usury; and (f) no opinion is expressed herein as to (i) survivability or severability provisions, (ii) any provision purporting to make oral modifications unenforceable or which limits the applicability of the doctrine of promissory estoppel, (iii) choice of law or venue provisions, (iv) any provision that prohibits assignment by operation of law or in any other respect that may be deemed unreasonable under the circumstances, or (v) any arbitration provisions.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as Company counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP

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